UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 27, 2017

ALLIANCE HOLDINGS GP, L.P.

(Exact name of registrant as specified in its charter)

Delaware	Commission	03-0573898
(State or other jurisdiction of incorporation or organization)	File No.: 0-51952	(IRS Employer Identification No.)

1717 South Boulder Avenue, Suite 400, Tulsa, Oklahoma 74119
(Address of principal executive offices and zip code)

(918) 295-1415
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01          Entry into a Material Definitive Agreement

On January 27, 2017, Alliance Resource Partners, L.P.’s (the “Partnership”) wholly-owned subsidiary Alliance Resource Operating Partners, L.P. (the “Intermediate Partnership”) entered into a Fourth Amended and Restated Credit Agreement (the “Credit Agreement”) with certain banks and other lenders, including JPMorgan Chase Bank, N.A. as administrative agent (the "Administrative Agent"), for a revolving credit facility and term loan (the "Credit Facility").  The Credit Facility replaces the $700 million revolving credit facility extended to the Intermediate Partnership under its Third Amended and Restated Credit Agreement, dated as of May 23, 2012 (the "Replaced Credit Agreement"), by various banks and other lenders, including JPMorgan Chase Bank, N.A. as paying agent, that would have expired on May 23, 2017.  The term loan under the Replaced Credit Agreement remains in place under the Credit Agreement, and will terminate on May 23, 2017 at which time the aggregate remaining outstanding principle balance of $50.0 million will be paid in full.

The lenders under the Replaced Credit Agreement that participate in the amended terms of the Credit Facility only through May 23, 2017 are referred to as the Non-Extending Lenders while the Lenders that continue to participate in the amended terms of the Credit Facility beyond May 23, 2017 are referred to as the Extending Lenders.

The Credit Agreement provides for a $479.75 million revolving credit facility, including a sublimit of $125.0 million for the issuance of letters of credit and a sublimit of $15.0 million for swingline borrowings (the “Revolving Credit Facility”), and a term loan in an aggregate principal of $50.0 million (the “Term Loan”).  The Revolving Credit Facility terminates on May 23, 2019, at which time the aggregate outstanding principal amount of all Revolving Credit Facility advances are required to be repaid in full.    The Revolving Credit Facility termination date will accelerate (a) to May 23, 2017 if, on or before May 13, 2017, the Intermediate Partnership has not satisfied the Cavalier Condition (as defined in the Credit Agreement) or (b) to March 27, 2018 if, on or before March 27, 2018, the Partnership has not satisfied the Senior Notes Condition (as defined in the Credit Agreement).

Borrowings under the Credit Agreement bear interest, at the option of the Intermediate Partnership, at either (i) the base rate, which rate is equal to the greater of (A) the Administrative Agent's prime rate, (B) the federal funds rate plus one-half of one percent and (C) a rate based on the London Interbank Offered Rate (for U.S. dollar deposits) for a one-month period (as adjusted for certain statutory reserve requirements for "eurocurrency liabilities") plus one percent, in each case plus an applicable margin, or (ii) a rate based on the London Interbank Offered Rate (for U.S. dollar deposits) for the interest period selected by the Intermediate Partnership (as adjusted for certain statutory reserve requirements for "eurocurrency liabilities") plus an applicable margin, and interest accrued on the advances is, in general, payable quarterly in arrears or, in the case of Eurodollar Rate Advances, on the last day of the applicable "LIBOR" interest period.

The applicable margin for Term Loan Advances of Non-Extending Lenders and Extending Lenders and Revolving Credit Facility Advances for Non-Extending Lenders is determined by reference to the Consolidated Debt to Consolidated Cash Flow Ratio (as such term is defined in the Credit Agreement) of the Intermediate Partnership as set forth below:

Consolidated Debt to Consolidated Cash Flow Ratio	Base Rate Advances	Eurodollar Rate Advances
Level I 1.50:1.0 or greater	0.900%	1.900%
Level II 1.00:1.0 or greater, but less than 1.50:1.0	0.650%	1.650%
Level III 0.50:1.0 or greater, but less than 1.00:1.0	0.400%	1.400%
Level IV less than 0.50:1.0	0.150%	1.150%

The applicable margin for the Revolving Credit Facility Advances of Extending Lenders is determined by reference to the Consolidated Debt to Consolidated Cash Flow Ratio (as such term is defined in the Credit Agreement) of the Intermediate Partnership as set forth below:

Consolidated Debt to Consolidated Cash Flow Ratio	Base Rate Advances	Eurodollar Rate Advances
Level I 1.50:1.0 or greater	1.850%	2.850%
Level II 1.00:1.0 or greater, but less than 1.50:1.0	1.600%	2.600%
Level III 0.50:1.0 or greater, but less than 1.00:1.0	1.350%	2.350%
Level IV less than 0.50:1.0	1.000%	2.000%

The Credit Agreement also provides for the payment of certain commitment fees with respect to the Lenders, a percentage per annum as follows:

Consolidated Debt to Consolidated Cash Flow Ratio	Non-Extending Lenders	Extending Lenders
Level I 1.50:1.0 or greater	0.350%	0.350%
Level II 1.00:1.0 or greater, but less than 1.50:1.0	0.250%	0.350%
Level III 0.50:1.0 or greater, but less than 1.00:1.0	0.200%	0.350%
Level IV less than 0.50:1.0	0.175%	0.350%

The Credit Agreement also provides for other fees, including a fee with respect to the available amount under outstanding letters of credit.

The Credit Agreement requires the Intermediate Partnership and its restricted subsidiaries to maintain various covenants restricting, among other things, the amount of distributions by the Intermediate Partnership, the incurrence of additional indebtedness and liens, the sale of assets, the making of investments, the entry into mergers and consolidations and the entry into transactions with affiliates, in each case subject to various exceptions.  The Credit Agreement also requires the Intermediate Partnership to remain in control of a certain amount of mineable coal reserves relative to its annual production.  In addition, the Credit Agreement requires the Intermediate Partnership to maintain (i) a minimum Consolidated Debt to Consolidated Cash Flow Ratio of not more than 2.25 to 1.0 and (ii) a ratio of Consolidated Cash Flow to Consolidated Interest Expense (as such terms are defined in the Credit Agreement) of not less than 3.0 to 1.0, in each case during the four most recently ended fiscal quarters.

The Credit Agreement is secured by substantially all of the Partnership’s assets and contains customary provisions regarding events of default which, if not cured within applicable grace periods, would permit the lenders to declare all outstanding advances immediately due and payable, including but not limited to failure to make timely payments of principal of or interest on the outstanding advances, the failure to comply with covenants or representations in the Credit Agreement, cross-defaults with certain other indebtedness, upon a "Change of Control" (as defined in the Credit Agreement), certain bankruptcy and insolvency related events, certain monetary judgment defaults, and certain claims arising under environmental laws that if, adversely determined, would be material.

Subject to certain exceptions, each of the domestic subsidiaries of the Intermediate Partnership is a guarantor of the obligations created under the Credit Agreement pursuant to a Subsidiary Guaranty, dated as of January 27, 2017 (the “Subsidiary Guaranty”).  Under the Subsidiary Guaranty, each such subsidiary a party thereto has unconditionally guaranteed payments due under the Credit Agreement, including certain other additional expenses that may be incurred.  Subject to certain exceptions, new domestic subsidiaries of the Intermediate Partnership that are subsequently formed or acquired by the Intermediate Partnership are required to become a party to the Subsidiary Guaranty within a certain period of time.

The foregoing description of the Credit Agreement is a summary only and is qualified in its entirety by reference to the complete text of the Credit Agreement, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Note Purchase Agreement

On January 27, 2017, the Intermediate Partnership entered into the First Amendment (the “Note Amendment”) to the Note Purchase Agreement dated June 26, 2008 (the “Note Purchase Agreement”).

The Note Amendment provides for certain modifications to the terms and provisions of the Note Purchase Agreement, including the granting of liens on substantially all of the assets of the Intermediate Partnership to secure the obligations of the Intermediate Partnership under the Note Purchase Agreement on a pari passu basis with its obligations under the Credit Agreement.  The Note Amendment also modifies certain covenants to align with the same covenants as provided for under the Credit Agreement.

The foregoing description of the Note Purchase Agreement is a summary only and is qualified in its entirety by reference to the complete text of the Note Purchase Agreement, a copy of which is attached as Exhibit 10.2 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03Creation of a Direct Financial Obligation

The information included in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03 of this Current Report on Form 8-K.

ITEM 9.01          FINANCIAL STATEMENTS AND EXHIBITS.

(d)         Exhibits

10.1     Fourth Amended and Restated Credit Agreement, dated as of January, 27, 2017, by and among Alliance Resource Operating Partners, L.P., as borrower, the initial lenders, initial issuing banks and swingline bank named therein, JPMorgan Chase Bank, N.A., as administrative agent, JPMorgan Chase Bank, N.A., Wells Fargo Securities, LLC and Citigroup Global Markets Inc. as joint lead arrangers, JPMorgan Chase Bank, N.A., Wells Fargo Securities, LLC, Citigroup Global Markets Inc., and BOKF, NA DBA Bank of Oklahoma as joint bookrunners, Wells Fargo Bank, National Association, Citibank, N.A., and BOKF, NA DBA Bank of Oklahoma as syndication agents, and the other institutions named therein as documentation agents.

10.2     First Amendment to Note Purchase Agreement, dated as of January 27, 2017, 6.28% Senior Notes Due June 26, 2015, and 6.72% Senior Notes due June 26, 2018, dated as of June 26, 2008, by and among Alliance Resource Operating Partners, L.P. and various investors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Alliance Holdings GP, L.P.

By:	Alliance GP, LLC,
its general partner

By:	/s/ Joseph W. Craft III
Joseph W. Craft III
President and Chief Executive Officer

Date: February 2, 2017